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                                                                    EXHIBIT 99.1

                       CHROMAVISION MEDICAL SYSTEMS, INC.

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is dated as of March 25, 2004, among ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"); and

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company in the aggregate, up to $ 21,000,000 of Common Stock, together with Warrants to purchase additional shares of Common Stock equal to 15% of the number of shares of Common Stock purchased hereunder (each unit of one share of Common Stock and one Warrant to purchase 3/20ths (0.15) of a share of Common Stock is referred to herein as a "Unit").

      WHEREAS, the rules of Nasdaq (as defined below) require the approval of a majority of the Company's stockholders in connection with the issuance at a price below the current market price of more than 19.9% of the Company's voting securities during any six month period.

      WHEREAS, the number of Units to be sold pursuant to this agreement, together with certain issuances of Common Stock and Common Stock Equivalents (as defined below) in the six months prior to the date of this Agreement, exceeds the 19.9% Nasdaq threshold.

      WHEREAS, the Company and Purchasers have agreed to close the sale of units in two tranches in order to comply with such Nasdaq rules

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

            "Action" shall have the meaning ascribed to such term in Section 3.1(j).

            "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

            "Agent" means Jefferies & Company, Inc.
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            "Authorization" shall have the meaning ascribed to such term in
      Section 3.1(e).

            "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

            "Closing" means each closing of the purchase and sale of the Units pursuant to Section 2.1.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

            "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

            "Company Counsel" means Latham and Watkins LLP, counsel to the Company.

            "Disclosure Materials" shall have the meaning ascribed to such term in Section 3.1(h).

            "Disclosure Schedules" means the Disclosure Schedules attached hereto.

            "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

            "Effectiveness Period" shall have the meaning ascribed to such term in the Registration Rights Agreement.

            "Escrow Agent" means the Company's transfer agent or such other party reasonably acceptable to the Agent and the Company.

            "Escrow Agreement" means an escrow agreement reasonably acceptable to the Company, the Agent and the Escrow Agent, in the form of Exhibit B hereto or in such other form as the Company, the Agent and the Escrow Agreement may agree.

            "Evaluation Date" shall have the meaning ascribed to such term in
      Section 3.1(u).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" shall have the meaning ascribed to such term in Section
      3.1(h).

            "Governmental Entity" shall have the meaning ascribed to such term in Section 3.1(e).
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            "Information Statement" shall have the meaning ascribed to such term in Section 4.13.

            "Initial Closing" means the closing of the purchase and sale of 4,200,000 Units pursuant to Section 2.1(a).

            "Initial Closing Date" means the date of the Initial Closing.

            "Initial Subscription Amount" means, as to each Purchaser, the amounts specified as the Initial Subscription Amount and set forth on Schedule A hereto, in United States dollars and in immediately available funds.

             "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(p).

            "Law" shall have the meaning ascribed to such term in Section
      3.1(e).

            "Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

            "Liens" shall have the meaning ascribed to such term in Section 3.1(a).

            "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).

            "Material Permits" shall have the meaning ascribed to such term in
      Section 3.1(n).

            "Order" shall have the meaning ascribed to such term in Section 3.1(d).

            "Per Unit Purchase Price" equals $ 2.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

            "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            "Private Placement Memorandum" means the confidential private placement memorandum dated March 15, 2004, related to the Company, including all exhibits, supplements and amendments thereto.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

            "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

            "Regulation D" shall have the meaning ascribed to such term in
      Section 3.1(ff).
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            "Requisite Approval" shall have the meaning ascribed to such term in
      Section 4.12.

            "Review Period" shall have the meaning ascribed to such term in
      Section 4.13.

            "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 4350(i)" means Rule 4350(i) of The Nasdaq Stock Market.

            "Safeguard" means Safeguard Delaware, Inc., a Delaware corporation, and all Affiliates of Safeguard Delaware, Inc.

            "SEC Reports" shall have the meaning ascribed to such term in
      Section 3.1(h).

            "Securities" means the Shares, the Warrants and the Warrant Shares.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

            "Subsequent Closing" means the closing of the purchase and sale of 6,300,000 Units following compliance with Rule 4350(i) pursuant to Section 2.1(b).

            "Subsequent Closing Date" means the date of the Subsequent Closing.

            "Subsequent Subscription Amount" means, as to each Purchaser, the amounts specified as the Subsequent Subscription Amount and set forth on Schedule A hereto, in United States dollars and in immediately available funds.

            "Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

            "Subscription Amount" means, as to each Purchaser, the sum of the Initial Subscription Amount and the Subsequent Subscription Amount set forth below such Purchaser's signature block on the signature page hereto.

            "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
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            "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market (the Nasdaq National Market and Nasdaq SmallCap Market, "Nasdaq").

            "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrant, the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

            "Warrants" means Common Stock Purchase Warrants, in the form of Exhibit C, issuable to the Purchasers at Closing, which warrants shall be exercisable immediately and have an exercise price equal to $2.75 per share of Common Stock and a term of exercise of four (4) years.

            "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

      2.1 Closing.

            (a) Initial Closing. Subject to the terms and conditions set forth in this Agreement, at the Initial Closing, each Purchaser shall purchase, severally and not jointly, and the Company shall issue and sell, to each Purchaser such number of Units set forth opposite such Purchaser's name as the Initial Subscription Amount on Schedule A hereto at the Per Unit Purchase Price. As soon as practicable following satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, and in any event within five Business Days of the date hereof , the Initial Closing shall occur at the offices of Ropes & Gray LLP, One California Street, San Francisco, California, 94111, or on such other date and at such other location as the Company and Agent shall mutually agree.

            (b) Subsequent Closing. Subject to the terms and conditions set forth in this Agreement, at the Subsequent Closing, each Purchaser shall purchase, severally and not jointly, and the Company shall issue and sell, to each Purchaser such number of Units set forth opposite such Purchaser's name as the Subsequent Subscription Amount on Schedule A hereto at the Per Unit Purchase Price. As soon as practicable following satisfaction or waiver of the condition set forth in Section 6.3, and in any event within two Business Days of the satisfaction of such condition, the Subsequent Closing shall occur at the offices of Ropes & Gray LLP, One California Street, San Francisco, California, 94111, or on such other date and at such other location as the Company and Agent shall mutually agree.

      2.2 Closing Deliveries. (a) At the Initial Closing the Company shall deliver or cause to be delivered to each Purchaser (and, with respect to item
(vi), to the Agent) the following:

                  (i) this Agreement duly executed by the Company;
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                  (ii) a certificate evidencing a number of Shares equal to such
            Purchaser's Initial Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser;

                  (iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 15% of the number of Shares purchased at the Initial Closing and set forth opposite such Purchaser's name on Schedule A hereto;

                  (iv) the Escrow Agreement duly executed by the Company and the
            Escrow Agent;

                  (v) the Registration Rights Agreement duly executed by the
            Company; and

                  (vi) the legal opinion(s) of Company Counsel, executed by such counsel and delivered to the Purchasers and the Agent, in form and substance reasonably satisfactory to the Agent.

            (b) At the Subsequent Closing the Company shall deliver or cause to be delivered to each Purchaser (and, with respect to item (iii), to the Agent) the following:

                  (i) a certificate evidencing a number of Shares equal to such
            Purchaser's Subsequent Subscription Amount divided by the Per Unit Purchase Price, registered in the name of such Purchaser

                  (ii) a Warrant, registered in the name of such Purchaser,
            pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 15% of the number of Shares purchased at the Subsequent Closing and set forth opposite such Purchaser's name on Schedule A hereto; and

                  (iii) the legal opinion(s) of Company Counsel, executed by such counsel and delivered to the Purchasers and the Agent, in form and substance reasonably satisfactory to the Agent.

            (c) At the Initial Closing each Purchaser shall deliver or cause to be delivered to the Company (except for the delivery pursuant to subclause
      (iii), which shall be delivered to the Escrow Agent) the following:

                  (i) this Agreement duly executed by such Purchaser;

                  (ii) such Purchaser's Initial Subscription Amount by wire
            transfer to the account designated in writing by the Company

                  (iii) such Purchaser's Subsequent Subscription Amount by wire transfer to the account designated in writing by the Escrow Agent (the "Escrowed Amount");
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                  (iv) the Escrow Agreement duly executed by such Purchaser;

                  (v) the Registration Rights Agreement duly executed by such
            Purchaser; and

                  (vi) completed Purchaser Instructions and all attachments, in the form attached as Exhibit C hereto, completed by such Purchaser.

            (d) At the Subsequent Closing, the Escrow Agent shall release the Escrowed Amount to the Company.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports or the Private Placement Memorandum or under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Initial Closing Date to each Purchaser:

            (a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Disclosure Materials. Each Subsidiary is a direct or indirect wholly owned Subsidiary of the Company. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified or licensed to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is party and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its stockholders in connection therewith. Each Transaction Document including this Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and
      (iii) as limited by laws, or public policy underlying such laws, relating to indemnification and contribution in Section 4.9 hereof.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; (iii) to the Company's knowledge, conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award entered, issued, made or rendered by any federal, state, local or foreign government or any other Governmental Entity (each an "Order"), or any Law, applicable to the Company or any of its Subsidiaries, or to any of their respective properties or assets, or to any Securities; (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of the Company or any of its subsidiaries, or on any of the Securities; or (v) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or to any of the Securities, or result in any other impairment of the rights of the holder of any such Authorization; except in the case of each of clauses (ii), (iii), (iv) and (v), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (e) Filings, Consents and Approvals. Assuming the accuracy of the representation of each Purchaser set forth in Section 3.2 hereof, no registration (including any registration under the Securities Act) or filing with, or any notification to, or any approval, permission, consent, ratification, waiver, authorization, order, finding of suitability, permit, license, franchise, exemption, certification or similar instrument or document (each, an "Authorization") of or from, any court, arbitral tribunal, arbitrator, administrative or regulatory agency or commission or other governmental or regulatory authority, agency or governing body, domestic or foreign, including without limitation any Trading Market (each, a "Governmental Entity"), or any other person, or under any statute, law, ordinance, rule, regulation or agency requirement of any Governmental Entity, (each, a "Law"), on the part of the Company or any of its subsidiaries is required in connection with the execution or delivery by the Company of the Transaction Documents or the performance by the Company of its obligations under each of the Transaction Documents except (i) as would not have a Material Adverse Effect on the Company or its performance of its obligations under the Transaction Documents and (ii) Form D and blue sky filings and (iii) the filings contemplated by the Transaction Documents.

            (f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, except for such restrictions on transfer or ownership imposed by applicable federal or state securities laws or set forth in this Agreement. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

            (g) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 58,000,000 shares, 50,000,000 shares of which are common stock, $0.01 par value per share and 8,000,000 shares of which are preferred stock, $0.01 par value per share. As of the Initial Closing Date, the authorized capital stock of the Company will consist of 108,000,000 shares, 100,000,000 shares of which shall be common stock, $0.01 par value per share and 8,000,000 shares of which shall be preferred stock, $0.01 par value per share. As of the date hereof and immediately prior to the transactions contemplated hereby, there are 40,884,834 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. Other than as contemplated in this Agreement, the Company has not issued any capital stock since February 11, 2004 other than pursuant to the exercise of (i) stock options or restricted grants held by employees, officers, directors, or consultants, whether or not pursuant to the Company's equity incentive plans or stock option plans,
      (ii) the issuance of shares of Common Stock to employees pursuant to the Company's equity incentive plans, stock option plans, stock option agreements, restricted stock agreements, stock ownership plans or dividend reinvestment plans, and (iii) pursuant to the conversion or exercise of outstanding Common Stock Equivalents. Except as set forth in the Disclosure Materials, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in Section 3.1(g) of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the shares of Common Stock being issued to the Purchasers hereunder) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement and the Private Placement Memorandum, the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has informed each Purchaser prior to the date hereof of any filing by the Company of any SEC Reports within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company and its Subsidiaries are a party or to which any of their respective property or assets are subject that are required to be filed as Exhibits to the SEC Reports under Item 601 of Regulation S-K are included as a part of, or specifically identified in, the SEC Reports.

            (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the Disclosure Materials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities that would not be required to be reflected in the Company's financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the Commission,
      (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans, stock option plans, stock option agreements, restricted stock agreements, stock ownership plans or dividend reinvestment plans. The Company does not have pending before the Commission any request for confidential treatment of information.

            (j) Litigation. Except as disclosed in the Disclosure Materials, there are no actions, suits, inquiries, notices of violation, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

            (l) Taxes. Each of the Company and its Subsidiaries has filed all necessary material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.

            (m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company's knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, kickbacks and false claims in healthcare programs, occupational health and safety, product quality and safety and employment, labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

      The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

            (n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens described on Schedule 3.1(o) of the Disclosure Schedules, (ii) Liens as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (iii) Liens for taxes not yet due and payable and (iv) Liens which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Company's knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

            (p) Patents and Trademarks. The Company and the Subsidiaries own (and are the record owner of) or possess adequate licenses to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, confidential information, technology and other similar rights (and all goodwill associated therewith) that are necessary or that are used in connection with their respective businesses as described in the SEC Reports and which the failure to so own or have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Except as set forth in the Disclosure Materials, neither the Company nor any Subsidiary has received a written notice that any of the Intellectual Property Rights violates or infringes upon or conflicts with the rights of any Person. Except as set forth in the Disclosure Materials, or as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (q) FDA Compliance. The Company, and the manufacture, marketing and sales of its products, comply with any and all applicable requirements of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Section 301, et seq., any rules and regulations of the Food and Drug Administration promulgated thereunder, and any similar laws outside of the

      United States to which the Company is subject, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

            (r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (s) Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

            (t) Transactions With Affiliates and Employees. Except as set forth in the Disclosure Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) which would be required to be disclosed by the Company pursuant to Item 402 under Regulation S-K under the Exchange Act, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements, whether or not issued, under any stock option plan of the Company.

            (u) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,
      (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within

      90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

            (v) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            (w) Certain Fees. Other than fees paid to the Agent, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

            (x) Certain Registration Matters. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 under the Securities Act.

            (y) Registration Rights. Except as set forth in the Disclosure Materials, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

            (z) Listing and Maintenance Requirements. Except as specified in the Disclosure Materials, the Company has not, in the twenty-four months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Nasdaq SmallCap Market.

            (aa) Investment Company. The Company is not, and after giving effect to the sale of the Securities and the application of the net proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an Affiliate of an "investment company."

            (bb) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably expected to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange filings.

            (cc) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation or any agreement to which the Company is a party that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

            (dd) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in this Agreement.

            (ee) Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (ff) Regulation D. Except as set forth on Schedule 3.1(ff) of the Disclosure Schedules, none of the Company or any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act) of the Company has directly, or through any agent (provided that no representation is made as to the Agent or its affiliates or any person acting on its behalf), (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or cause this offering to be integrated with other offerings of the Company for purposes of the rules and regulations of the Nasdaq National Market or; (b) engaged in or used any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the sale of the Securities, including articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (gg) Acknowledgment Regarding Purchasers' Purchase of Company Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Document and the transactions contemplated hereby and thereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

            (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and otherwise in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

            (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities.

            (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, or to the Purchaser's knowledge, any other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

            (f) Registration Required. Such Purchaser hereby covenants with the Company not to, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take pledge of) any of the Securities without complying with the provisions hereof, the Registration Rights Agreement and the Securities Act and the applicable rules and regulations of the Commission thereunder, including without limitation, the prospectus delivery requirement under the Securities Act to be satisfied (unless such Purchaser is selling such Securities in a transaction not subject to the prospectus delivery requirement), and such Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

            (g) Purchaser Instructions. Such Purchaser will have, on or prior to the Closing Date, furnished to the Company fully completed Purchaser Instructions attached as Exhibit C hereto for use in, among other things, preparation of the Registration Statement and all of the information contained therein, including all information set forth in the accompanying Confidential Purchaser Questionnaire, will be true and correct as of the Closing Date.

            (h) Updated Information. Such Purchaser will notify the Company immediately of any change in any such information required to be disclosed in Section 3.2(g) above until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective, except to the extent that such changed information is not required under the Act to be disclosed in an amendment or supplement to the Registration Statement.

            (i) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

            (j) Certain Fees. Except for the fees that will be payable by the Company under Section 3.1(w), such Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Company Securities to such Purchaser

            (k) No Tax, Legal or Investment Advice. Such Purchaser understands that nothing in the Transaction Documents or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes tax, legal, or investment advice. Such Purchaser has consulted such tax, legal, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

            (l) Certain Sales. Such Purchaser represents and warrants that it is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

            A.65.    Section 5

            An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock "against the box" and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

            (m) Compliance with Securities Laws. Such Purchaser represents and warrants that, in connection with its purchase of the Securities, it has complied with all applicable provisions of the Act, including the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

            (n) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and warranties and such Purchaser hereby consents to such reliance.

      The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Transfer Restrictions. (a) The Securities may only be disposed of in compliance with state and federal securities laws, including pursuant to an exemption therefrom. In connection with any transfer of the Securities other than pursuant to an effective registration statement, pursuant to paragraph (k) of Rule 144, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and, if such transfer is a transfer of at least 5,000 shares of Common Stock, shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

            (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A

            TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

            The Company acknowledges and agrees that, subject to compliance with applicable securities laws, a Purchaser may from time to time pledge and/or grant a security interest pursuant to a bona fide margin agreement in a bona fide margin account and, if required under the terms of such arrangement, agreement or account, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. However, at the discretion of the Company, such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

            (c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale or are sold under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Promptly following effectiveness of a registration statement contemplated under clause (i) of this Section 4.1(c), the Company shall, or shall cause its counsel to, deliver to the Company's transfer agent, with a copy delivered to the Agent, written notice that such a registration statement is effective, and that such Shares may be sold pursuant thereto by Purchasers without any legend. In addition, in the case of clause (ii) of this Section 4.1(c), the Company shall, if requested by its transfer agent, direct the Company's counsel to issue a legal opinion to such transfer agent to effect the removal of the legend hereunder and, if required by the Company's transfer agent, such legal opinion need not be issued until the Company's transfer agent has first received a copy of the Purchaser's broker representation letter relating to the Purchaser's Shares. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than four Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares with a restrictive legend (such date, the "Legend Removal Date"), direct the transfer agent to deliver to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

            (d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon (i) the Company's reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and/or (ii) that in the context of a sale under Rule 144, if requested by the Company's transfer agent, the Purchaser shall have delivered to the transfer agent a broker representation letter relating to the Purchaser's Shares.

      4.2 Furnishing of Information. As long as any Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence unless such statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of the Exchange Act. During the Effectiveness Period, as long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule
144. The Company further covenants that it will take such further action during the Effectiveness Period as any holder of Securities may reasonably request to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

      4.4 Further Issuances; Preemptive Rights.

            (a) Except as otherwise contemplated herein, the Company will not, during the period commencing on the date hereof and concluding on the first anniversary of the Initial Closing Date, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) (a

"Qualifying Offering") any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents ("New Securities"), without first offering to the Purchasers a preemptive right to purchase not less than 49.9% of such New Securities, allocated among the Purchasers as set out below; provided, however, that a Qualifying Offering shall not include the following, and the Company may, without complying with this Section 4.4, (i) issue Common Stock pursuant to any equity incentive plan, stock option plan, stock option agreement, restricted stock agreement, stock ownership plan or dividend reinvestment plan of the Company that is currently in effect and is disclosed in the SEC Reports or in
Schedule 4.4 of the Disclosure Schedules or that is subsequently approved by the Board of Directors; (ii) issue restricted stock or options to purchase Common Stock pursuant to any equity incentive plan or stock option plan that is currently in effect and is disclosed in the SEC Reports or in Schedule 4.4 of the Disclosure Schedules or that is subsequently approved by the Board of Directors; (iii) issue stock options or restricted stock grants to employees, officers, directors or consultants, whether or not pursuant to an equity incentive plan; (iv) issue Common Stock issuable upon the conversion or the exercise of securities, options or warrants outstanding at the Closing or in connection with the offer and sale of Securities pursuant to this Agreement, including the Warrant Shares, provided that the terms of such securities, options or warrants are not amended, modified or changed on or after the Initial Closing Date; (v) issue Common Stock or any other security convertible into or exercisable or exchangeable for the Common Stock in connection with an acquisition transaction (including by way of a merger or consolidation), the primary purpose of which is not to raise equity capital; (vi) issue securities to customers, vendors, licensors or joint venture partners or in connection with other strategic alliances approved by the Company's board of directors, the primary purpose of which is not to raise equity capital; (vii) issue securities in connection with an equipment lease financing transaction or a credit financing transaction with a bank or institutional lender approved by the Board of Directors, the primary purpose of which is not to raise equity capital; or
(viii) issue Common Stock issuable upon the conversion or exercise of any convertible securities, options or warrants issued and outstanding pursuant to subclauses (i) - (vii) of this Section 4.4(a).

            (b) The Company shall deliver to each Purchaser a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of New Securities in a Qualifying Offering, which Offer Notice shall (w) identify and describe the New Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the New Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Purchasers not less than 49.9% of the New Securities (with the other 50.1% (or such lesser amount as agreed by Safeguard and the Company) of the New Securities being offered to Safeguard pursuant to a separate preemptive right held by Safeguard), allocated among the Purchasers (a) based on such Purchaser's pro rata portion of the number of Units purchased hereunder (the "Basic Amount"), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the New Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

            (c) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Purchaser's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

            (d) The Company shall have sixty (60) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

            (e) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.4), then each Purchaser, at its sole option and in its sole discretion, may reduce the number or amount of New Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the New Securities that the Purchaser elected to purchase pursuant to
Section 4.4(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of New Securities the Company actually proposes to issue, sell or exchange (including New Securities to be issued or sold to Purchasers pursuant to Section 4.4(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the New Securities. In the event that any Purchaser so elects to reduce the number or amount of New Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the New Securities unless and until such securities have again been offered to the Purchasers in accordance with this Section 4.4.

            (f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of New Securities specified in the Notices of Acceptance, as reduced pursuant to
Section 4.4(e) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any New Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

            (g) Any New Securities not acquired by the Purchasers or other Persons in accordance with this Section 4.4 may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

            (h) Notwithstanding anything to the contrary in this Section 4.4, the Company shall not be required to offer New Securities to a Purchaser if such Purchaser is not an accredited investor at the time of the Qualifying Offering. Each Purchaser agrees to represent and warrant to the Company as to its accredited investor status as a condition to participating in the Offer.

            (i) Notwithstanding the foregoing, this Section 4.4 shall not become effective until 21 days from the date the Information Statement is first mailed to all stockholders of the Company (the "Preemptive Rights Effective Date"). The Company shall not issue securities in a Qualifying Offering prior to the Preemptive Rights Effective Date.

      4.5 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Business Day following the date of this Agreement, issue a press release and file a Current Report on Form 8-K, in each case reasonably acceptable to the Agent, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company shall, within five Business Days of the date hereof, file a Current Report on Form 8-K including each of the Transaction Documents as exhibits. The Company shall consult with the Agent in issuing any press releases with respect to the transactions contemplated hereby, and the Company shall not issue any such press release or otherwise make any such public statement without the prior consent of the Agent, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the Company shall promptly provide the Agent with prior notice of such public statement or communication.

      4.6 Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

      4.7 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes and working capital including the funding of new business initiatives.

      4.9 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser's acquisition of the Securities under this

Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred; provided, that the Company shall only be required to reimburse any Purchaser pursuant to this Section 4.9 with respect to a Proceeding in which (i) the Proceeding primarily results from the Company's breach of the terms of this Agreement and (ii) the Proceeding does not primarily result from any action in violation of the terms of this Agreement or other wrongful acts by the Purchaser requesting reimbursement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

      4.10 Reservation of Common Stock. As of the Initial Closing Date, the Company shall have reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and to issue Warrant Shares pursuant to the Warrants.

      4.11 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Initial Closing (but not later than the earlier of the Effective Date and the first anniversary of the Initial Closing Date) to list all of the Shares and the Warrant Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares and the Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will use commercially reasonable efforts to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

      4.12 Stockholder Vote. The Company shall obtain, not later than concurrently with the execution of this Agreement, the written consent of a majority of the outstanding voting securities of the Company, including the consent of Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc. (the "Requisite Approval") in favor of the issuance of the Securities and the preemptive rights as required by the rules and regulations of Nasdaq, including Rule 4350(i).

      4.13 Schedule 14C. The Company hereby agrees (1) to file with the Commission within two (2) Business Days of the date hereof an Information Statement pursuant to Section 14C of the Exchange Act, and Rule 14c and Schedule 14C thereunder (the "Information Statement"), disclosing the receipt of the Requisite Approval, such Information Statement in form and substance reasonably acceptable to the Agent, and (2) to mail the Information Statement promptly (a) on the tenth day after the initial filing of the Information Statement with the Commission (such ten-day period, the "Review Period") if no comments are received from the Commission or (b) following resolution of any comments received from the Commission if such comments were received during the Review Period.

                                   ARTICLE V.
                                  MISCELLANEOUS

      5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that the Company will pay the fees and expenses of counsel to the Agent in an amount not to exceed $110,000. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

      5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

      5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought, or with respect to waiver by Purchasers, by Purchasers holding a majority of the Shares purchased hereby (or, prior to the Closing, by Purchasers that have subscribed for a majority of the aggregate Subscription Amounts subscribed for by all Purchasers hereunder). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

      5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement in connection with a transfer of not less than 5,000 shares of Common Stock pursuant to Section 4.1(a) to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers".

      5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9 and as otherwise necessary for the Agent to enforce its rights hereunder.

      5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery of the Securities.

      5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

      5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      5.15 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser was introduced to the Company by the Agent, which has acted solely as placement agent for the Company and not for any Purchaser. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, certain Purchasers and their respective counsel have chosen to communicate with the Company through the Agent and its counsel. Counsel to the Agent does not represent the Purchasers or the Company but only the Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

                                   ARTICLE VI.
                                   CONDITIONS

      6.1 Conditions to the Initial Closing of the Purchasers. Each Purchaser's obligation to purchase the portion of the Securities being issued at the Initial Closing is subject to the satisfaction, or waiver by such Purchaser, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and as of the Initial Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified as to materiality or a Material Adverse Effect, true and correct) as of such date) as though made on and as of the Initial Closing Date.

            (b) Performance of Obligations of Company. The Company shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Initial Closing Date.

            (c) Minimum Investment Amount. The Company shall have received executed and delivered signature pages from Purchasers committing to purchase not less than $10 million of Units and the Company and the Escrow Agent shall have received, in the aggregate, at least such amount prior to the completion of the Initial Closing.

            (d) NASD Filing. The Company shall have filed with the National Association of Securities Dealers, a Notification Form: Listing of Additional Shares with respect to the Shares and the Warrant Shares.

            (e) No Suspension of Trading. From the date hereof to the Initial Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

            (f) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit D hereto, between the Purchasers and each of the executive officers, directors and Affiliates of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and restricting such sales or other dispositions thereof by such persons for at least 90 days following the Initial Closing Date, shall have been executed and copies shall have been delivered to the Purchasers and such agreements shall be in full force and effect on the Initial Closing Date.

      6.2 Conditions to the Initial Closing of the Company. The Company's obligation to issue and sell the portion of the Securities being issued at the Initial Closing is subject to the satisfaction, or waiver by the Company, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Initial Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Initial Closing Date.

            (b) Performance of Obligations of the Purchasers. Each of the Purchasers shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Initial Closing Date.

            (c) Regulatory Approvals. The Company and each Purchaser shall have received all requisite approvals (including all required findings of suitability).

      6.3 Conditions to the Subsequent Closing of the Company and the Purchasers. Each of (i) each Purchaser's obligation to purchase the Securities and (ii) the Company's obligation to issue and sell the Securities at the Subsequent Closing is subject to the satisfaction prior the Subsequent Closing, or waiver by all of the Purchasers and the Company, of the following condition: either (x) twenty-one (21) days shall have elapsed from the date the Information Statement was first mailed to all stockholders of the Company, (y) Nasdaq shall have waived compliance with Rule 4350(i) with respect to the issuance of all Shares contemplated hereby or (z) the Company shall have received a written opinion of counsel reasonably satisfactory to all of the Purchasers and the Agent that compliance with Rule 4350(i) is not required.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHROMAVISION MEDICAL SYSTEMS, INC.            Address for Notice:
                                              ------------------

                                              ChromaVision Medical Systems, Inc.
                                              33171 Paseo Cerveza
By:                                           San Juan Capistrano, CA 92675
   ------------------------------------
Name:                                         Attn: Stephen Dixon, CFO
Title:                                        E-mail: Sdixon@chromavision.com
                                              Tel: (949) 443-3355
                                              Fax: (949) 443-3366
With copy to (which shall not constitute
notice):

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071
Attn: W. Alexander Voxman, Esq.
E-mail:  Alex.Voxman@LW.com
Tel:   (213) 485-1234
Fax:  (213) 891-8763

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

       IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


-----------------------------
  [Print Name of Purchaser]


By:
   --------------------------
   Name:
   Title:


                           [SIGNATURE PAGE CONTINUED]